Exhibit 99.1

Astrotech Corporation 401 Congress, Suite 1650 Austin, Texas 512.485.9530 fax: 512.485.9531 www.astrotechcorp.com
FOR IMMEDIATE RELEASE

ASTROTECH REPORTS THIRD QUARTER 2015 FINANCIAL RESULTS

Highlights

•    1st Detect announced initial orders from new industrial customers in the petrochemical and food processing verticals.

•    1st Detect received GSA status, expanding the accessibility and ease of procurement of its products to government customers.

•    1st Detect granted three U.S. patents for core technology enhancements, validating the company's ability to provide breakthrough technological solutions.

•    Astrotech Corporation launched Astral Images following the acquisition of key assets and intellectual property from Image Trends, Inc. via bankruptcy auction.

Austin, Texas, May 11, 2015 – Astrotech Corporation (NASDAQ: ASTC), a leader in the commercialization of government sponsored advanced space technologies, today announced financial results for its third quarter ended March 31, 2015.

“The third quarter was an exciting period for Astrotech as we have now successfully completed the divesting of our legacy government services assets while we transition to a space technology commercialization company. We are very pleased to announce that 1st Detect is now booking orders as we execute our strategy of being the first full functioning mass spectrometer to serve the industrial processing markets. Additionally, we are also applying space satellite imaging correction technology to our newly formed film scanning company Astral Images which is ideally positioned to convert film to the new Ultra-High Definition 4K standards.” said Thomas B. Pickens III, Chairman and CEO of Astrotech Corporation.

Third Quarter Results
The Company posted third quarter fiscal year 2015 net income of $(2.1) million, or $(0.11) per diluted share, compared with a third quarter fiscal year 2014 net income of $(2.8) million or $(0.14) per diluted share. It also posted year to date fiscal year 2015 net income of $18.8 million, or $0.93 per diluted share, which was primarily the result of a $25.6 million gain ($23.7 million after-tax) related to the sale of our former ASO business to Lockheed Martin, compared with a third quarter year to date fiscal year 2014 net income of $(4.1) million or $(0.22) per diluted share.

Financial Position and Liquidity
Working capital was $34.7 million as of March 31, 2015, which primarily consisted of $30.6 million in cash and cash equivalents and short-term investments. Additionally, the Company continues to record a receivable of $6.1 million for an amount held in escrow related to the sale, which is not included in working capital. The Company believes it will fully realize the remaining $6.1 million held in escrow in February 2016.

About Astrotech Corporation
Astrotech Corporation is an Austin, TX based technology company that has evolved from over 30 years in the human spaceflight, Space Shuttle, and Department of Defense satellite programs. The company has become a leader in the commercialization of government sponsored advanced space technologies. In 2014, the company completed the sale of one of its businesses, Astrotech Space Operations, to Lockheed Martin for $61 million.

1st Detect Corporation was create to develop a mass spectrometer that was designed for use on the International Space Station. 1st Detect is a game-changing technology in the chemical detection and analysis market because it delivers laboratory performance of traditional mass spectrometry, but in a small, affordable and portable package. 1st Detect's technology is useful in the semiconductor, food and beverage processing, petrochemical, laboratory, process control, explosive detection, and chemical warfare markets.

Astrogenetix Corporation was formed as a result of over $4 billion spent by NASA over a 25 year period on experiments conducted in sustained microgravity, where results were only achieved while orbiting in space. Astrotech designed and flew 1,113 of these experiments in its Spacehab modules, and after an extensive review, discovered that microgravity greatly enhanced the discovery of valuable vaccines and therapeutics. The company has completed 12 successful biomarker discovery missions to the International Space Station and has identified a salmonella vaccine candidate, while ten additional discoveries are in the pipeline. NASA has awarded Astrogenetix 26 free flights to the $130 billion ISS National Laboratory, along with full crew support.

Astral Images, Inc. was launched to commercialize identified government funded satellite image correction technologies. Along with the acquisition of certain established defect correction technologies, first funded by IBM and Kodak, Astral is positioned to be the world leader in the technology required to convert and repair feature films and film based television series to the new digital Ultra-High Definition 4K standards.

This press release contains forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks, trends, and uncertainties that could cause actual results to be materially different from the forward-looking statement. These factors include, but are not limited to, our ability to successfully develop our remaining Spacetech business unit, our ability to develop and integrate our miniaturized mass spectrometer, the MMS-1000™, product performance, market acceptance of products and services, and our ability to identify, execute and integrate potential acquisitions, as well as other risk factors and business considerations. Any forward-looking statements in this document should be evaluated in light of these important risk factors. Astrotech assumes no obligation to update these forward-looking statements.

FOR MORE INFORMATION:
Eric Stober
Chief Financial Officer
Astrotech Corporation
512.485.9530

Tables follow
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ASTROTECH CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
Revenue	$12	$48	$336	$130
Cost of revenue	—	—	281	—
Gross profit	12	48	55	130
Operating expenses:
Selling, general and administrative	1,681	1,432	5,653	5,007
Research and development	659	645	2,335	1,800
Total operating expenses	2,340	2,077	7,988	6,807
Loss from operations	(2,328)	(2,029)	(7,933)	(6,677)
Interest and other income (expense), net	76	—	112	9
Loss from continuing operations before income taxes	(2,252)	(2,029)	(7,821)	(6,668)
Income tax benefit (expense)	894	(360)	2,953	1,371
Loss from continuing operations	(1,358)	(2,389)	(4,868)	(5,297)
Discontinued operations (Note 3)
Income (loss) from operations of ASO business (including gain from sale of $25.6 million)	—	(1,022)	26,933	1,855
Income tax expense	(753)	358	(3,315)	(1,379)
Income (loss) on discontinued operations	(753)	(664)	23,618	476
Net (loss) income	(2,111)	(3,053)	18,750	(4,821)
Less: Net loss attributable to noncontrolling interest	(11)	(216)	(11)	(681)
Net (loss) income attributable to Astrotech Corporation	$(2,100)	$(2,837)	$18,761	$(4,140)

Amounts attributable to Astrotech Corporation:
Loss from continuing operations, net of tax	$(1,347)	$(2,173)	$(4,857)	$(4,616)
Income (loss) from discontinued operations, net of tax	(753)	(664)	23,618	476
Net (loss) income attributable to Astrotech Corporation	$(2,100)	$(2,837)	$18,761	$(4,140)

Weighted average common shares outstanding:
Basic and diluted	19,497	19,486	19,561	19,479
Basic and diluted net income (loss) per common share:
Net loss attributable to Astrotech Corporation from continuing operations	$(0.07)	$(0.11)	$(0.28)	$(0.24)
Net (loss) income from discontinued operations	(0.04)	(0.03)	1.21	0.02
Net (loss) income attributable to Astrotech Corporation	$(0.11)	$(0.14)	$0.93	$(0.22)

*
Noncontrolling interest resulted from grants of restricted stock in 1st Detect and Astrogenetix to certain employees, officers and directors. Please refer to the September 30, 2014 10-Q filed with the Securities and Exchange Commission for further detail.

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ASTROTECH CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets (In thousands, except share data)
(unaudited)

	March 31, 2015	June 30, 2014
Assets
Current assets
Cash and cash equivalents	$6,666	$3,831
Short-term investments	23,946	—
Accounts receivable, net of allowance	95	59
Income tax receivable	—	—
Indemnity receivable	6,100	—
Prepaid expenses and other current assets	725	389
Discontinued operations – current assets	—	1,405
Total current assets	37,532	5,684
Property and equipment, net	2,699	1,211
Long-term investments	9,255	—
Discontinued operations – net of current assets	—	33,887
Total assets	$49,486	$40,782

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$462	$996
Accrued liabilities and other	2,082	1,753
Income tax payable	300	—
Discontinued operations – current liabilities	—	7,344
Total current liabilities	2,844	10,093
Other liabilities	114	152
Discontinued operations – net of current liabilities	—	237
Total liabilities	2,958	10,482

Commitments and Contingencies

Stockholders’ equity
Preferred stock, no par value, convertible, 2,500,000 authorized shares; no issued and outstanding shares, at March 31, 2015 and June 30, 2014	—	—
Common stock, no par value, 75,000,000 authorized shares; 20,013,787 and 19,856,454 shares issued at March 31, 2015 and June 30, 2014	184,088	183,866
Treasury stock, 524,285 and 311,660 at March 31, 2015 and at June 30, 2014, at cost	(775)	(237)
Additional paid-in capital	1,087	1,671
Accumulated deficit	(138,039)	(156,800)
Accumulated other comprehensive income	13	—
Noncontrolling interest	154	1,800
Total stockholders’ equity	46,528	30,300
Total liabilities and stockholders’ equity	$49,486	$40,782
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ASTROTECH CORPORATION AND SUBSIDIARIES
Unaudited Reconciliation of Non-GAAP Measures
Earnings Before Interest, Taxes, Depreciation and Amortization
 (In thousands)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2015	2014	2015	2014
EBITDA	$(2,160)	$(2,414)	$19,724	$(2,881)
Depreciation & amortization	92	574	549	1,739
Interest expense	—	63	63	193
Income tax (benefit) expense	(141)	2	362	8
Net (loss) income	(2,111)	(3,053)	18,750	(4,821)
Less: Net loss attributable to NCI	(11)	(216)	(11)	(681)
Net (loss) income attributable to ASTC	$(2,100)	$(2,837)	$18,761	$(4,140)

EBITDA (earnings before interest, taxes, depreciation and amortization) is a non-U.S. GAAP financial measure. We included information concerning EBITDA because we use such information when evaluating operating earnings (loss) to better evaluate the underlying performance of the Company. EBITDA does not represent, and should not be considered an alternative to, net income (loss), operating earnings (loss), or cash flow from operations as those terms are defined by U.S. GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While EBITDA is frequently used as measures of operations and the ability to meet debt service requirements by other companies, our use of this financial measure is not necessarily comparable to such other similarly titled captions of other companies.

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